Appleton
      What Ideas Can Do

      Appleton Reports Third Quarter 2007 Results

      (Appleton, Wis., November 12, 2007) Appleton today reported net income of $7.3 million for the third quarter of 2007, an increase of $2.2 million or 44.3% over the third quarter of 2006.

      Appleton's net sales for the third quarter ended September 30, 2007 were $272.9 million, a slight increase compared to the same period last year. The third quarter 2007 increase in net sales was the result of improved pricing in some product lines offsetting generally lower unit volumes. Appleton's net income improved, despite lower gross profit, primarily because of lower selling, general and administrative expenses during the period.

      Appleton's net income for the first nine months of 2007 was $5.5 million compared to $11.8 million reported for the same period in 2006.

      For the first nine months of 2007, net sales decreased 2.0 percent to $793.5 million, compared to $810.1 million in the first nine months of 2006. Results for the first nine months of 2007 primarily reflected lower sales volumes, unfavorable mix and higher raw material costs which offset improved pricing in certain product lines, manufacturing productivity improvements and reduced selling, general and administrative expenses.

      Third Quarter Business Unit Results (dollars in thousands):

                                     Net Sales for the         Operating Income for the
                                    Three Months Ended           Three Months Ended
                               -------------  ------------   ----------------------------
                               September 30,   October 1,    September 30,   October 1,
                                   2007          2006          2007             2006
                               -------------  ------------   ------------    ------------
Technical Papers               $    222,500   $    218,431   $     19,147    $     18,901
Performance Packaging                24,742         28,353          1,976           2,707
Secure and Specialized Print
   Services                          25,705         25,443             62            (187)
Other (Unallocated)                      --             --         (3,053)         (4,145)
                               ------------   ------------   ------------    ------------
                               $    272,947   $    272,227   $     18,132    $     17,276
                               ============   ============   ============    ============


      Technical Papers
      Technical Papers third quarter net sales of $222.5 million were $4.1 million or 1.9 percent higher than third quarter 2006. Net sales of carbonless paper decreased $1.6 million, or 1.1 percent, compared to third quarter 2006, primarily due to lower unit volumes and unfavorable mix. Third quarter 2007 carbonless shipment volumes were 1.5 percent lower than third quarter 2006 despite growth in international markets. Net sales of thermal papers increased $4.1 million, or 6.2 percent, compared to third quarter 2006. Improved mix and increased shipment volumes of 1.7 percent contributed to the increase in net sales over third quarter 2006. Third quarter 2007 net sales of security papers were slightly higher than the same period last year despite a 5.0 percent reduction in shipment volumes.

         825 East Wisconsin Avenue P.O. Box 359 Appleton, WI 54912-0359
                         920-734-9841 appletonideas.com

Appleton
  What Ideas Can Do

      Appleton Reports Third Quarter 2007 Results                         page 2
      November 12, 2007

      Technical Papers third quarter operating income increased $0.2 million or
      1.3 percent to $19.1 million. An overall $2.3 million decrease in gross profit was offset by the benefit of lower selling, general and administrative costs. The decline in gross profit reflects lower overall volumes, competitive pricing pressures in lightweight thermal papers and higher raw material costs which offset improved pricing in other grades and manufacturing productivity improvements.

      Prices for Appleton's lightweight thermal papers have been increasingly affected by imports of low-priced products from China, Germany and Korea. In September 2007, Appleton filed petitions with the U.S. Department of Commerce and the U.S. International Trade Commission alleging that lightweight thermal paper products imported from China, Germany and Korea are being wrongfully dumped in the United States. Appleton also alleges that the Chinese government is wrongfully subsidizing the Chinese lightweight thermal paper industry. Appleton is asking the Department of Commerce and the International Trade Commission to impose offsetting duties on lightweight thermal paper products imported from those countries. The U.S. International Trade Commission is scheduled to make its preliminary injury determinations on or about November 23. Final determinations can take up to a year to complete and there are no assurances the U.S. International Trade Commission will impose offsetting duties.

      Performance Packaging
      Performance Packaging third quarter 2007 net sales decreased $3.6 million, or 12.7 percent. Lower shipment volumes and unfavorable mix offset improved pricing during the current quarter. Third quarter operating income of $2.0 million was $0.7 million lower than third quarter 2006 operating income. Lower gross profit resulted from lower volumes and higher resin costs which more than offset gains from manufacturing productivity and improved pricing.

      Secure and Specialized Print Services
      Secure and Specialized Print Services third quarter 2007 net sales increased $0.3 million or 1.0 percent to $25.7 million. The impact of favorable exchange rates offset the impacts of lower volume and unfavorable pricing and mix compared to the prior year period. This business recorded operating income of $0.1 million during third quarter 2007 compared to an operating loss of $0.2 million for third quarter 2006. The current period improvement was primarily due to lower restructuring expense.

      Other (Unallocated)
      Other (Unallocated) includes costs associated with new business development activities and unallocated corporate expenses. Other (Unallocated) costs decreased $1.1 million in third quarter 2007 compared to third quarter 2006, primarily due to lower restructuring expense associated with a closed distribution center in New York.

      Balance Sheet
      In July 2007, Appleton entered into a new $12.1 million Loan and Security Agreement with the Director of Development of the State of Ohio, consisting of a $9.1 million State Assistance Loan and a $3.0 million State Loan. The proceeds of these loans will be used to fund a portion of the costs of acquiring and installing paper coating and production equipment at Appleton's paper mill in West Carrollton, Ohio. Capital spending during third quarter 2007 totaled $11.6 million, bringing the year-to-date total to $28.4 million. Also during third quarter 2007, Appleton repurchased $5.5 million, plus interest, of its 8.125% senior notes payable due June 15, 2011 and $10.3 million of its common stock.

         825 East Wisconsin Avenue P.O. Box 359 Appleton, WI 54912-0359
                         920-734-9841 appletonideas.com

Appleton
      What Ideas Can Do

      Appleton Reports Third Quarter 2007 Results                         page 3
      November 12, 2007

      Earnings release conference call

      Appleton will host a conference call to discuss its third quarter 2007 results Tuesday, November 13 at 11:00 a.m. ET. The call will be broadcast through its Web site, www.appletonideas.com/investors. A replay will be available through December 12.

      About Appleton

      Appleton creates product solutions through its development and use of coating formulations and applications, encapsulation technology and secure and specialized print services. The Company produces carbonless, thermal, security and performance packaging products. Appleton, headquartered in Appleton, Wisconsin, has manufacturing operations in Wisconsin, Ohio, Pennsylvania, Massachusetts and the United Kingdom, employs approximately 3,100 people and is 100 percent employee owned. For more information visit www.appletonideas.com.

      Media Contact:   Bill Van Den Brandt
                       Manager, Corporate Communications
                       920-991-8613
                       bvandenbrandt@appletonideas.com


      Notice regarding forward-looking statements
      This news release contains forward-looking statements. The words "will," "believes," "anticipates," "intends," "estimates," "expects," "projects," "plans," or similar expressions are intended to identify forward-looking statements. All statements in this news release other than statements of historical fact, including statements which address our strategy, future operations, future financial position, estimated revenues, projected costs, prospects, plans and objectives of management and events or developments that Appleton expects or anticipates will occur, are forward-looking statements. All forward-looking statements speak only as of the date on which they are made. They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside of Appleton's control, that could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the factors listed under the heading "Risk Factors" in Appleton's 2006 Annual Report on Form 10-K. Appleton disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Appleton Papers Inc. is a wholly-owned subsidiary of Paperweight Development Corp. Paperweight Development Corp. has guaranteed Appleton's senior credit facility and senior and senior subordinated notes.

         825 East Wisconsin Avenue P.O. Box 359 Appleton, WI 54912-0359
                         920-734-9841 appletonideas.com

Appleton
      What Ideas Can Do

      Appleton Reports Third Quarter 2007 Results                         page 4
      November 12, 2007

      Table 1


                              Appleton Papers Inc.
                      Consolidated Statements of Operations
                             (dollars in thousands)

                                                           For the                For the
                                                     Three Months Ended     Three Months Ended
                                                     September 30, 2007       October 1, 2006
                                                     ------------------     ------------------
                                                        (unaudited)             (unaudited)
Net sales                                            $          272,947    $          272,227

Cost of sales                                                   206,341               202,179
                                                     ------------------    ------------------

Gross profit                                                     66,606                70,048

Selling, general and administrative expenses                     48,109                51,370
Restructuring and other charges                                     365                 1,402
                                                     ------------------    ------------------

Operating income                                                 18,132                17,276

Interest expense                                                 12,554                12,622
Debt extinguishment expenses                                         88                    --
Interest income                                                    (522)                 (177)
Other (income) expense                                             (664)                   23
                                                     ------------------    ------------------

Income before income taxes                                        6,676                 4,808
Benefit for income taxes                                           (603)                 (238)
                                                     ------------------    ------------------

Net income                                           $            7,279    $            5,046
                                                     ==================    ==================

Other Financial Data:

Depreciation and amortization of intangible assets   $           17,217    $           18,848

         825 East Wisconsin Avenue P.O. Box 359 Appleton, WI 54912-0359
                         920-734-9841 appletonideas.com

Appleton
      What Ideas Can Do

      Appleton Reports Third Quarter 2007 Results                         page 5
      November 12, 2007

      Table 2


                              Appleton Papers Inc.
                      Consolidated Statements of Operations
                             (dollars in thousands)

                                                     For the              For the
                                                Nine Months Ended    Nine Months Ended
                                               September 30, 2007     October 1, 2006
                                               ------------------    -----------------
                                                   (unaudited)          (unaudited)
 Net sales                                     $          793,483    $         810,139

 Cost of sales                                            604,994              606,923
                                               ------------------    -----------------

 Gross profit                                             188,489              203,216

 Selling, general and administrative expenses             146,709              153,668
 Restructuring and other charges                            3,349                2,088
                                               ------------------    -----------------

 Operating income                                          38,431               47,460

 Interest expense                                          37,047               37,206
 Debt extinguishment expenses                               1,141                   --
 Interest income                                           (1,898)                (633)
 Other income                                              (1,251)                (281)
                                               ------------------    -----------------

 Income before income taxes                                 3,392               11,168
 Benefit for income taxes                                  (2,064)                (654)
                                               ------------------    -----------------

 Net income                                    $            5,456    $          11,822
                                               ==================    =================


Other Financial Data:

Depreciation and amortization of intangible
assets                                         $           53,193    $          56,942

         825 East Wisconsin Avenue P.O. Box 359 Appleton, WI 54912-0359
                         920-734-9841 appletonideas.com

Appleton
      What Ideas Can Do

      Appleton Reports Third Quarter 2007 Results                         page 6
      November 12, 2007

      Table 3


                              Appleton Papers Inc.
                           Consolidated Balance Sheets
                             (dollars in thousands)

                                     September 30,    December 30,
                                         2007            2006
                                     -------------   -------------
                                      (unaudited)     (unaudited)

Cash and cash equivalents            $      37,132   $      19,975
Other current assets                       310,713         304,946
                                     -------------   -------------
       Total current assets                347,845         324,921

Property, plant and equipment, net         413,826         432,710

Other long-term assets                     303,077         258,492
                                     -------------   -------------

       Total assets                  $   1,064,748   $   1,016,123
                                     =============   =============


Total current liabilities            $     170,576   $     182,856

Long-term debt                             563,310         524,516

Other long-term liabilities                227,311         191,180

Total equity                               103,551         117,571
                                     -------------   -------------

       Total liabilities & equity    $   1,064,748   $   1,016,123
                                     =============   =============


         825 East Wisconsin Avenue P.O. Box 359 Appleton, WI 54912-0359
                         920-734-9841 appletonideas.com